EXECUTION VERSION

CONVERSION/EXCHANGE AGREEMENT

This CONVERSION/EXCHANGE AGREEMENT (this "Agreement"), is entered into as of March 29, 2013, by and between LC CAPITAL MASTER FUND LTD, a Cayman Islands Corporation (“LC Capital”) and VUZIX CORPORATION, a Delaware corporation (“Borrower”).

WHEREAS, pursuant to a Convertible Loan and Security Agreement dated as of December 23, 2010 (the “Original Convertible Loan Agreement”), LC Capital made a loan to the Borrower in the principal amount of $4,000,000 (the “Convertible Loan”), and in connection therewith, the Borrower issued and sold to LC Capital and LC Capital purchased from the Borrower, its promissory note due December 23, 2014 (the “Original Convertible Note”), upon the terms and subject to the conditions set forth in the Original Convertible Loan Agreement; and

WHEREAS, on May 19, 2012 the Borrower and the Lender entered into a Promissory Note and Security Agreement (the “Bridge Loan Agreement”) pursuant to which the Lender extended to the Borrower a line of credit of up to $500,000 (the “Bridge Loan,” and together with the Convertible Loan, the “Loans”); and

WHEREAS, pursuant to the Asset Purchase Agreement, dated as of June 15, 2012, between the Borrower and TDG Acquisition Company, LLC (the “Purchaser,” and such agreement, the “Purchase Agreement”), the Borrower has, with the consent of LC Capital, sold the Acquired Assets (as defined in the Purchase Agreement) to the Purchaser (such disposition of assets, the “TDG Disposition”) and paid LC Capital the amount of $4,299,096 in reduction of the Loans; and

WHEREAS, as a result of such payment, the Bridge Loan was repaid in full;

WHEREAS, on June 15, 2012, in connection with the Purchase Agreement and as a condition to LC Capital consenting to the TDG Disposition, the Borrower and LC Capital entered into a letter agreement outlining the modifications to the Original Convertible Loan Agreement that would be required for LC Capital to be willing to consent to the TDG Disposition.

WHEREAS, to effect such modified terms, the Borrower and LC Capital (i) amended and restated the Original Convertible Loan Agreement as to the Amended and Restated Loan and Security Agreement, dated as of June 15, 2012, between LC Capital and the Borrower and (ii) amended and restated the Original Convertible Note as to the Convertible Promissory Note, dated as of June 15, 2012, in the amount of $619,122 (the “Convertible Note”);

WHEREAS, the current outstanding balance of the Convertible Loan is $619,122 plus $22,907 of Accrued but unpaid Interest.

WHEREAS, pursuant to the [Warrant Agreement], dated December 23, 2010, the Borrower issued certain warrants to LC Capital and, following certain restructurings of the Borrower and agreements with LC Capital, LC Capital currently owns 533,333 warrants to purchase Common Stock (defined below) exercisable at $7.44 per share (the “Warrants”);

WHEREAS, in order to attract new investors and make financing opportunities more attractive to potential investors, the Borrower has requested that LC Capital convert the Convertible Note into shares of the Borrower’s common stock, par value $.001 per share ("Common Stock"), and exchange the Warrants for shares of Common Stock, in each case pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

EXECUTION VERSION

1. DEBT CONVERSION; WARRANT EXCHANGE.

(a) (1) LC Capital agrees, subject to the conditions set forth herein, to convert the principal and accrued but unpaid interest on the Convertible Note (“Debt Conversion”) into shares of Common Stock (such shares to be owned by LC Capital, the "Conversion Shares") either, as LC Capital may decide in its sole discretion, (i) pursuant to the terms of the Convertible Note or (ii) at a conversion price equal to the per share offering price of the Company’s shares in its proposed secondary offering with Aegis Capital, as further described in Section 4(a)(v),.

(2) The Borrower shall comply with all legal requirements applicable and take such other actions as may be necessary to effectuate the Debt Conversion, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary regulatory and third party consents.

(b) (1) LC Capital and the Borrower agree, subject to the conditions set forth herein, to exchange the Warrants (the “Warrant Exchange”) for the greater of (A) 200,000 shares of Common Stock, or (B) the Black Scholes Value of each Warrant (calculated using the Bloomberg OV function) as of the date of the pricing of the proposed secondary offering with Aegis Capital ( the “Reference Date”) based upon the per share offering price of the Company’s shares in its proposed secondary offering with Aegis Capital, as further described in Section 4(a)(V), using a 65% volatility and a 0.5% interest rate, multiplied by the number of Warrant Shares divided by the offering price [(Black Scholes Value of each Warrant * # of Warrant Shares)/Aegis Offering Price] (such shares to be owned by LC Capital in exchange for the Warrants, the "Exchange Shares").

(2) The Borrower shall comply with all legal requirements applicable and take such other actions as may be necessary to effectuate the Warrant Exchange, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary regulatory and third party consents.

(c) Subject to the terms and conditions of this Agreement, the consummation of the Debt Conversion and the Warrant Exchange shall take place at a closing ("Closing" and the date of the Closing, the “Closing Date”) to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4(a) and (b) below is fulfilled, at the offices of Sichenzia Ross Friedman Ference LLP, 32 Floor, 61 Broadway, New York, New York 10006, or at such other time, date or place as the parties may agree upon in writing. The Borrower shall send to LC Capital at least two business days prior to the Closing a notice indicating (i) the amount of unpaid interest accrued on the Convertible Note through the date of the Closing and the number of shares of Common Stock LC Capital will be issued upon the Debt Conversion, and (ii) the Black Scholes value of the Warrants as of the Reference Date (calculated in accordance with Section 1(b)) and the number of shares that will be issued upon the Warrant Exchange. At the Closing, LC Capital shall deliver the Convertible Note and the Warrants for cancellation and the Borrower shall deliver to LC Capital certificates representing the Conversion Shares and the Exchange Shares to which LC Capital is entitled as a result of such Debt Conversion and Warrant Exchange. From and after the Closing, the Convertible Note and the Warrants shall represent solely the right to receive Conversion Shares and Exchange Shares, as applicable. If LC Capital has lost the Convertible Note and/or the Warrant and is unable to deliver the Convertible Note and/or the Warrant at the Closing, it shall submit an affidavit of loss and indemnity agreement so that the Convertible Note and/or Warrant may be replaced and deemed cancelled in accordance with the terms hereof. In the event that as a result of the Debt Conversion or Warrant Exchange, fractions of shares would be required to be issued, such fractional shares shall be rounded up to the nearest whole share. The Borrower shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Conversion or Warrant Exchange.

(d) Upon and after Closing and following the issuance of the Conversion Shares and Exchange Shares, any and all obligations of the Borrower under the Convertible Note and the Warrants shall automatically, and without further action, terminate and be null and void, and, with respect to the Convertible Note, LC Capital hereby authorizes the Borrower to file a UCC-3 or other appropriate form to terminate any and all liens against the assets and property of the Borrower, including the Borrower's intellectual property, software code, trademarks and trade names, or other security interest of LC Capital.

EXECUTION VERSION

2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants to LC Capital as follows:

(a) As of the date hereof, the Borrower has 700,000,000 shares of Common Stock authorized, of which 3,536,865 shares of Common Stock are issued and outstanding, and 5,000,000 shares of preferred stock authorized, of which no shares are issued and outstanding. As of the date hereof, the Borrower has reserved for issuance 1,055,850shares of Common Stock (as may be adjusted for reclassifications, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole) upon exercise of all outstanding options and warrants (including the Warrants). A further 332,287 shares of Common Stock (as may be adjusted for reclassifications, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole) upon the conversion of outstanding convertible debt (including the Convertible Note) and deferred compensation, but does not include the issuance of further shares related to other existing debt conversion agreements the Borrower is currently entering into with its other secured creditors. All of the issued and outstanding shares of the Borrower's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion Shares and Exchange Shares to be issued and delivered to LC Capital upon conversion of the Convertible Note and the exchange of the Warrants have been duly authorized and when issued upon such Debt Conversion or Warrant Exchange and in accordance with this Agreement, will be validly issued, fully-paid and non-assessable. The Conversion Shares and the Exchange Shares will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Borrower has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Borrower to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken (including obtaining the consent of any security holder of the Borrower), and this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Borrower or its subsidiaries is a party.

(c) None of the Borrower's Certificate of Incorporation, as amended, or Bylaws, any agreement to which the Borrower is a party, or the laws of Delaware, or New York, restrict the Borrower's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or would limit any of LC Capital's rights following consummation of the transactions contemplated by this Agreement.

(d) The Borrower has delivered or made available through EDGAR and SEDAR to LC Capital prior to the execution of this Agreement true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the U.S Securities and Exchange Commission (“Commission” or “SEC”) since December 10, 2009. Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made, and the Borrower has made all required SEC Filings.

(e) Since January 1, 2012 and except as disclosed in the SEC Filings, the Borrower has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as could not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Borrower.

(f) The Borrower has, or will have as of prior to the Closing Date registered its Common Stock to trade on NASDAQ Capital Markets and, any consents or approvals necessary to consummate the transactions contemplated hereby (including from any government, self-regulatory organization, exchanges, contractual counterparty or security holder of the Borrower) have been obtained (or will be obtained prior to the Closing).

EXECUTION VERSION

(g) No representation or warranty by the Borrower contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LC CAPITAL. LC Capital represents, warrants and covenants to the Borrower as follows:

(a) LC Capital has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. LC Capital represents and warrants that it is the sole legal and beneficial holder of the Convertible Note being converted and the Warrants being exchanged by LC Capital hereunder. On the Closing Date, LC Capital shall deliver good, valid and marketable title to the Convertible Note and the Warrants transferred to the Borrower hereunder for cancellation, free and clear of any liens, charges, and encumbrances. All acts required to be taken by LC Capital to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of LC Capital enforceable in accordance with its terms.

(b) LC Capital has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Borrower's securities and has obtained, in its judgment, sufficient information about the Borrower to evaluate the merits and risks of an investment in the Borrower.

(c) LC Capital is relying solely on the representations and warranties contained in Section 2 hereof, the information contained in the SEC Filings and in certificates delivered hereunder in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Borrower or its officers, directors, employees or agents to LC Capital.

(d) LC Capital represents, warrants and agrees that (i) the Conversion Shares and the Exchange Shares it receives will be acquired for investment purposes only for their own account or for the account of controlled affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that they have no present intention of selling, granting any participation in or otherwise distributing the same, (ii) it is not party to any undisclosed contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of Conversion Shares or the Exchange Shares, (iii) it has not been formed for the specific purpose of acquiring the Conversion Shares or the Exchange Shares, (iv) it has received or has had full access to all the information it considers necessary or appropriate for deciding whether to receive the Conversion Shares and the Exchange Shares on the terms set forth herein and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Conversion Shares and the Exchange Shares, and the Borrower’s business, properties, prospects and financial condition, (v) that it is financially sophisticated and is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Shares and the Exchange Shares, (vi) it is an "accredited investor" or a "qualified institutional buyer" within the meaning of current SEC rules.

(e) LC Capital understands that the Conversion Shares and Exchange Shares it is receiving hereunder are "restricted securities" under U.S. federal securities laws inasmuch as they will be acquired by it from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such Conversion Shares and Exchange Shares may be resold without registration only in certain limited circumstances. LC Capital further understands that the Conversion Shares and Exchange Shares may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange until the date that is four months plus a day after the Closing Date. The certificates evidencing the Conversion Shares and Exchange Shares will bear an appropriate legend regarding these restrictions:

EXECUTION VERSION

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VUZIX CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(h) In the absence of an effective registration statement covering the Conversion Shares and the Exchange Shares, the Conversion Shares and the Exchange Shares may only be resold only in accordance with Regulation S, or in a transaction otherwise exempt from registration. LC Capital will not make any direct or indirect disposition, sale, transfer, pledge, hedge (including by way of short selling) or otherwise encumber ("Transfer") all or any portion of the Conversion Shares or the Exchange Shares unless (a) there is a registration statement declared effective by the SEC under the Securities Act with respect to the Conversion Shares and/or the Exchange Shares to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the Securities Act and no proceedings for that purpose have then been instituted or (b) the Transfer is made under a valid exemption to registration under the Securities Act.

4. CONDITIONS.

(a) The obligations of the Borrower to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of LC Capital set forth in Section 3 hereof shall be true and correct on and as of the Closing Date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by LC Capital in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority, exchanges or other third party required to be obtained by the Borrower or LC Capital shall have been obtained in form and substance reasonably satisfactory to the Borrower.

(iii) LC capital shall have delivered to the Borrower for cancellation the Convertible Note or and the Warrants or affidavits of loss and indemnity.

(iv) all governmental or regulatory authorizations, approvals or permits that are required for the issuance of the Conversion Shares and the Exchange Shares have been obtained

(v) The Borrower shall have obtained the necessary approvals for the listing of the Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of its securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

(b) The obligations of LC Capital to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Borrower set forth in Section 2 hereof shall be true and correct on and as of the Closing Date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by the Borrower in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority, exchanges or other third party required to be obtained by the Borrower or LC Capital shall have been obtained in form and substance reasonably satisfactory to LC Capital.

EXECUTION VERSION

(iii) The Borrower shall have obtained the necessary approvals for the listing of the Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of its securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

(iv) LC Capital shall have delivered to the Borrower for cancellation its Convertible Note and the Warrants or affidavits of loss and indemnity.

5. REGISTRATION.

(a) Registration Upon Conversion/Exchange. (i) promptly and in any event not later than forty-five (45) days following the Closing Date (the “Filing Deadline”), the Borrower shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-1 (or such other form as the Borrower is then eligible to use) registering the resale from time to time by LC Capital of the Conversion Shares and the Exchange Shares pursuant to a plan of distribution reasonably acceptable to LC Capital (the “Registration Statement”). The Borrower shall deliver to LC Capital a copy of the Registration Statement and give LC Capital and its counsel the reasonable opportunity to review and comment on the Registration Statement. The Borrower shall notify LC Capital promptly and no later than three (3) business days of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Registration Statement or for additional information with respect thereto and if required, provide LC Capital with copies of all correspondence between the Borrower or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Registration Statement. The Borrower shall cause the Registration Statement, including any prospectus contained therein, and any post-effective amendments thereto to comply in all material respects with the requirements of the SEC and, as of their respective dates, to not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower shall cause the Registration Statement to be declared effective by the SEC on the earlier of (a) ninety (90) days after the Closing Date, or (b) the third business day following the date on which the Borrower is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effectiveness Deadline”), and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Conversion Shares and the Exchange Shares registered on such Registration Statement have been sold by LC Capital (the “Registration Termination Date”); or (ii) the date on which all Conversion Shares and the Exchange Shares may be sold pursuant to the Rule 144 without restriction or limitation.

(ii)         The Borrower shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Borrower for such Registration Statement, if required by the Securities Act and the rules and regulations of the SEC thereunder, or to the extent to which the Borrower does not reasonably object, as requested by LC Capital;

(iii)         The Borrower shall furnish to LC Capital such number of copies of the Registration Statement, prospectus supplements and such other documents as LC Capital may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares and the Exchange Shares;

(iv)         (a) To prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the Registration Termination Date and otherwise comply with applicable law, and (b) take all such other lawful actions as may be necessary to maintain such registrations, qualifications and exemptions in effect at all times until the Registration Termination Date.

EXECUTION VERSION

(v)         As promptly as practicable after becoming aware of such event, notify LC Capital of the occurrence of any event, as a result of which the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement to LC Capital as it may reasonably request. As promptly as practicable after becoming aware of such event, notify LC Capital of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(vi)         With a view to making available to LC Capital the benefits of certain rules and regulations of the SEC which may permit the sale of the Conversion Shares and the Exchange Shares to the public without registration, the Borrower shall use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date;

(vii)         The Borrower shall take all commercially reasonably action to cause the Conversion Shares and the Exchange Shares to be listed on the NASDAQ Capital Market within 15 days of their issuance;

(viii)         All Registration Expenses (as defined below) incurred in connection with the registrations pursuant to this Section 5 shall be borne by the Borrower. “Registration Expenses” shall mean all expenses incurred by the Borrower in complying with this Section 5 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Borrower, and the expense of any special audits incident to or required by any such registration;

(ix)         In the event that the Borrower has not filed the Registration Statement on or prior to the Filing Deadline, the Borrower shall, as liquidated damages for such failure, immediately distribute to LC Capital 15,000 warrants to purchase the Borrower’s common stock with an exercise price equal to the closing Market Price of the Borrower’s common stock on the day of such distribution (the “Damages Warrants”), and shall further distribute to LC Capital an additional 15,000 Damages Warrants at each subsequent 30 day interval during which the Borrower has failed to file the Registration Statement (or ratable portion thereof if the Registration Statement is filed prior to the subsequent 30 day interval). In the event that the Registration Statement has not been declared effective on or prior to the Effectiveness Deadline, the Borrower shall, as liquidated damages for such failure (but without duplication of any concurrent Damages Warrants awarded for failure to file the Registration Statement by the Filing Deadline), immediately distribute to LC Capital 15,000 Damages Warrants and shall further distribute to LC Capital an additional 15,000 Damages Warrants at each subsequent 30 day interval during which the Registration Statement is not effective (or ratable portion thereof if the Registration Statement becomes effective prior to the subsequent 30 day interval).

(b)         Piggyback Registration. (i) For a period of twelve (12) months following the Closing Date, if the Borrower shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than (i) in connection with the Registration Statement on Form S-1 and any existing or future amendments thereto (File No. 333-185661) as originally filed with the SEC on December 21, 2012 or (ii) on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Borrower shall send to LC Capital a written notice of such determination and, if within fifteen days after the date of such notice, LC Capital shall so request in writing, the Borrower shall include in such registration statement, all or any part of LC Capital’s Conversion Shares and Exchange Shares (collectively, the “Registrable Securities”) LC Capital requests to be registered; provided, however, that, the Borrower shall not be required to register any Registrable Securities that are the subject of a then effective registration statement; provided, further, however,

EXECUTION VERSION

(ii) if the registration statement is an offering to be made on a continuous basis pursuant to Rule 415 and is not on a Form S-3, and the SEC advises the Borrower that all of the Registrable Securities which LC Capital has requested to be registered may not be included under Rule 415(a)(i), then the number of Registrable Securities to be registered for LC Capital shall be reduced pro-rata among all the holders of conversion shares that received such conversion shares upon a debt conversion similar to the Debt Conversion (such shares, “Similar Conversion Shares,” and any such debt conversion, a “Similar Debt Conversion”), to an amount to which is permitted by the Commission for resale under Rule 415(a)(i) and LC Capital shall have the right to designate which of its Registrable Securities shall be omitted from the Registration Statement; and

(iii) if the registration so proposed by the Borrower involves an underwritten offering of the securities so being registered for the account of the Borrower, to be distributed by or through one or more underwriters of recognized standing, and the managing underwriter of such underwritten offering shall advise the Borrower in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which LC Capital has requested the Borrower to register and otherwise concurrently with the securities being distributed by such underwriters will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Borrower will promptly furnish LC Capital of Registrable Securities with a copy of such opinion, and by providing such written notice to LC Capital, LC Capital may be denied the registration of all or a specified portion of such Registrable Securities (in case of such a denial as to a portion of such Registrable Securities, such portion to be allocated pro rata among LC Capital and other holders of Similar Conversion Shares); provided, however, that shares to be registered by the Borrower for issuance by the Borrower shall have first priority, registration of LC Capital’s Registrable Securities hereunder shall have second priority (pro-rata along with all holders of Similar Conversion Shares), and any other shares being registered on account of other third parties shall have third priority.

(c) The rights granted under this Section 5 shall terminate upon delivery to LC Capital of an opinion of counsel to the Borrower reasonably satisfactory to LC Capital to the effect that such rights are no longer necessary for the public sale of the Conversion Shares and Exchange Shares without restriction as to the number of securities that may be sold at any one time or the manner of sale.

(d) The rights granted under this Section 5 shall not be transferable.

6. [RESERVED]

7. TERMINATION. This Agreement may be terminated no later than the Closing:

(a) At the option of any party in the event that the Debt Conversion and Warrant Exchange have not occurred by June 30, 2013 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b) By LC Capital if the Borrower's Board of Directors fails to recommend by April 12, 2013 or withdraws its approval or recommendation of the Debt Conversion and the Warrant Exchange;

(c) At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

(d) At the option of any party if any competent regulatory authority or exchange shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby.

EXECUTION VERSION

(e) By the Borrower in the event that its make a final determination in its sole discretion, considering whatever factors it deems relevant, not to consummate the Debt Conversion or the Warrant Exchange.

8. MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be a contract made under and governed by the laws of the State of New York.

(d) All obligations of the Borrower and rights of LC Capital expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e) This Agreement shall be binding upon the Borrower, LC Capital and their respective successors and assigns, and shall inure to the benefit of the Borrower, LC Capital and their respective successors and permitted assigns.

(f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g) If one or more provisions of this letter agreement are held to be unenforceable under applicable law, it shall be excluded from this letter agreement and the balance of the letter agreement shall be interpreted as if it were so excluded and shall be enforceable in accordance with its terms.

(h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing and executed by both parties hereto.

(j) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(k) Each of the Borrower and LC Capital hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the transactions contemplated hereby.

(l) Whether or not the Closing occurs, the Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by it or LC Capital with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or self as of the date first above written.

LC CAPITAL MASTER FUND LTD:

By: /s/ Richard F. Conway

Name: Richard F. Conway

Title: Director

Date: 3-29-13

VUZIX CORPORATION

By: /s/ Paul Travers

Name: Paul Travers

Title: President

Date: March 29, 2013

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